                                                                  EXHIBIT 23.1

                     CONSENT OF INDEPENDENT ACCOUNTANTS
                     ----------------------------------

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 30, 2000 relating to the consolidated financial statements and financial statement schedule, which appears in P-Com, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1999. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


PricewaterhouseCoopers LLP
San Jose, California

August 24, 2000